Exhibit 99

Pall Corporation Reports First Quarter Sales

Port Washington, NY (November 18, 2009) -- At its 2009 Annual Meeting of Shareholders today, Pall Corporation (NYSE:PLL) is reporting sales for its first quarter ended October 31, 2009. Full results will be released on December 9th after the market closes.

Sales Overview

Sales in the first quarter of fiscal year 2010 were $546.9 million, a decrease of 5.4% compared to the first quarter of fiscal year 2009. Sales in local currency (LC) decreased 6.9%. Foreign currency translation increased reported sales by $8.8 million or 1.5% in the quarter.

Eric Krasnoff, Chairman and CEO, stated, “Life Sciences continues to perform well with sales growing over 7% in the quarter. BioPharmaceuticals grew 10% and was particularly strong in the Western Hemisphere. Many of the industrial end markets Pall serves continue to be depressed. Pall sales to these markets are down 15 1/2% compared to a year ago.”

Life Sciences - First Quarter Sales Highlights

(Dollar Amounts in Thousands)

Sales:	OCT. 31, 2009	% CHANGE	% CHANGE IN LC
Medical	$95,687	3.6	2.6
BioPharmaceuticals	143,223	12.0	10.3
Total Life Sciences segment	$238,910	8.4	7.1

All sales figures below are in LC

Medical sales increased 2.6% in the quarter. Blood Filtration grew 4% driven by independent blood centers in the United States. The Hospital Critical Care market grew 16.8%, with sales of Pall-AquasafeTM water filters to hospitals in Europe particularly strong.

BioPharmaceuticals sales increased 10.3% in the quarter with growth in all geographies. Sales to the Pharmaceutical market increased 9.8% driven by strong consumables growth in all geographies. The vaccine market remained robust.

Industrial - First Quarter Sales Highlights

(Dollar Amounts in Thousands)

Sales:	OCT. 31, 2009	% CHANGE	% CHANGE IN LC
Energy, Water & Process Technologies	$194,489	(10.6)	(12.3)
Aerospace & Transportation	56,991	(21.6)	(21.6)
Microelectronics	56,549	(16.1)	(19.2)
Total Industrial segment	$308,029	(13.9)	(15.5)

All sales figures below are in LC

Energy, Water & Process Technologies (“EWPT”) sales decreased 12.3% in the quarter. Energy-related markets were flat and sales in Municipal Water, Food & Beverage and Industrial Manufacturing were down.

Aerospace & Transportation declined 21.6% in the quarter. Commercial Aerospace declined 8.5% reflecting a reduction in flights and production of new airplanes particularly for the business jet market. Military Aerospace sales decreased 29.8% compared to a very strong quarter a year ago. Sales in the Transportation market were down on continued weakness in mobile equipment production.

Microelectronics sales decreased 19.2% over the prior year, but held sequentially steady following an improved fourth quarter.

Additional Remarks

Mr. Krasnoff added, “In keeping with evolving best practices in corporate governance, our Board has decided not to renew the Company's Share Rights Plan, which expires on December 1, 2009. The majority of companies have, in recent years, also allowed their share rights plans to lapse.”

Conclusion

Mr. Krasnoff concluded, “While the economy has certainly slowed filter consumption, it has not changed the inherent drivers for Pall's business or our enthusiasm for the markets we serve. We are prudently managing the company through the current environment while continuing to invest and execute our long-term growth strategies. We remain confident in the longer-term prospects and ongoing strategies to generate sustainable, profitable growth. We look forward to providing full first quarter results on December 9th.”

First Quarter Earnings Release and Conference Call

The Company will report full first quarter fiscal year 2010 earnings results on Wednesday, December 9, 2009, after 5:00 pm ET.

On Thursday, December 10, 2009, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

The company will also host an Investor Day on December 17, 2009 from 9–11 am ET. The conference will be simultaneously webcast and individuals can access it at www.pall.com/investor.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical, hospital and transfusion medicine, energy and alternative energy, electronics, municipal and industrial water, aerospace, transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The Company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is an S&P 500 company with more than 10,000 employees servicing customers worldwide. Pall has been named a top "green company" by Newsweek magazine. To see how Pall is helping enable a greener and more sustainable future, visit www.pall.com.

Forward-Looking Statements

The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the first quarter of fiscal year 2010 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on or before December 10, 2009.

All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2009 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the impact of the current global recessionary environment and its likely depth and duration, the current credit market crisis, volatility in currency exchange rates and energy costs and other macro economic challenges currently affecting the Company, our customers (including their cash flow and payment practices) and vendors, and the effectiveness of our initiatives to mitigate the impact of the current environment; and the Company’s ability to successfully complete its business improvement initiatives that include integrating and upgrading its information systems and the effect of a serious disruption in the Company's information systems on its business and results of operations. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations. Reconciliations of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures appear on the last slide of this presentation (in the Reconciliation Appendix) and are also available on Pall’s website at www.pall.com/investor.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FIRST QUARTER ENDED	OCT. 31, 2009	OCT. 31, 2008	% CHANGE	IMPACT	CURRENCY
Life Sciences			|-------------- Increase/(Decrease) --------------|
By Market:
Medical	$95,687	$92,406	3.6	$865	2.6
BioPharmaceuticals	143,223	127,923	12.0	2,157	10.3
Total Life Sciences	$238,910	$220,329	8.4	$3,022	7.1

By Geography:
Western Hemisphere	$87,540	$81,316	7.7	$(18)	7.7
Europe	114,726	109,458	4.8	349	4.5
Asia	36,644	29,555	24.0	2,691	14.9
Total Life Sciences	$238,910	$220,329	8.4	$3,022	7.1

Industrial
By Market:
Energy, Water & Process Technologies	$194,489	$217,599	(10.6)	$3,642	(12.3)
Aerospace & Transportation	56,991	72,695	(21.6)	33	(21.6)
Microelectronics	56,549	67,399	(16.1)	2,067	(19.2)
Total Industrial	$308,029	$357,693	(13.9)	$5,742	(15.5)

By Geography:
Western Hemisphere	$79,628	$101,899	(21.9)	$(71)	(21.8)
Europe	115,991	132,097	(12.2)	705	(12.7)
Asia	112,410	123,697	(9.1)	5,108	(13.3)
Total Industrial	$308,029	$357,693	(13.9)	$5,742	(15.5)

###

Contact:

Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com